25-Mar-2026

WidePoint Corp. (WYY)

Q4 2025 Earnings Call

CORPORATE PARTICIPANTS

Jin H. Kang
President, Chief Executive Officer & Director, WidePoint Corp.

Jason Holloway
President-WidePoint Global & Chief Revenue Officer, WidePoint Corp.

Robert J. George
Chief Financial Officer, WidePoint Corp.

OTHER PARTICIPANTS

Barry M. Sine
Analyst, Litchfield Hills Research LLC

Casey C. Ryan
Analyst, WestPark Capital

MANAGEMENT DISCUSSION SECTION

Operator: Good afternoon, and welcome to WidePoint's Fourth Quarter and Full Year 2025 earnings conference call. My name is Matthew, and I'll be your operator for today's call.

Joining us for today's presentation are WidePoint's President and CEO, Jin Kang; Chief Revenue Officer, Jason Holloway; and Chief Financial Officer, Robert George. Following their remarks, we'll open the call for questions from WidePoint's publishing analyst and major investors. If your questions were not taken today and you'd like additional information, please contact WidePoint's Investor Relations team at wyy@gateway-grp.com.

Before we begin the call, I would like to provide WidePoint's safe harbor statement that includes cautions regarding forward-looking statements made during this call. The matters discussed in this conference call may include forward-looking statements regarding future events and future performance of WidePoint Corporation that involve risks and uncertainties that could cause actual results to differ materially from those anticipated. These risks and uncertainties are described in the company's Form 10-K filed with the Securities and Exchange Commission.

Finally, I'd like to remind everyone that this call will be made available for replay via a link in the Investor Relations section of the company's website at www.widepoint.com.

Now I'd like to turn the call over to WidePoint's President and CEO, Mr. Jin Kang. Sir, please proceed.

Jin H. Kang
President, Chief Executive Officer & Director, WidePoint Corp.

Thank you, operator, and good afternoon, everyone. Thank you for joining us today to review our financial and operational results for the fourth quarter and full year ended December 31, 2025. To begin, I'd like to immediately address the topic that is top of mind for all stakeholders, provide some clarity, and reaffirm WidePoint's

competitive positioning for the Department of Homeland Security CWMS 3.0. As many of you are aware, the timing of the CWMS 3.0 award has experienced continued delays that are out of our control. It is important to emphasize that these delays are entirely the result of broader federal government headwinds over the past several months, including government and DHS shutdowns, funding disruptions, and DHS leadership changes, and are not indicative of any change to WidePoint's competitive standing or prospect for award.

The competitive strengths we offer DHS continue to distinguish us from other competitors in the award process. Some of our competitive advantages include our FedRAMP-authorized status, robust past performance, ITMS being the command center platform and system of record for DHS, small business classification, facility security clearance, alignment across a new statement of work, and the best value to government. Our confidence and positioning remains unchanged, and we firmly believe WidePoint is the most qualified partner for DHS.

As discussed during last quarter's call, we received a six month extension under the CWMS 2.0 contract, consisting of two month base period followed by four one month option periods. This extension provides DHS flexibility through May 24, 2026 to either announce the CWMS 3.0 award winner or issue an additional extension. When all current and pending task orders are considered, approximately $80 million in contract ceiling remains under the CWMS 2.0 contract. As such, we expect to see some form of an update from DHS by the middle of the second quarter, whether it be the CWMS 3.0 award announcement or another extension period under the CWMS 2.0 contract.

We believe WidePoint is well-positioned under either outcome. An extension would allow us to continue performing our work under the existing CWMS 2.0 contract with no material impact on our day-to-day operations. If an award decision is announced during the quarter, we continue to believe WidePoint is the best position to win the recompete. In the meantime, WidePoint will continue to operate business as usual.

Rest assured, we will remain fully engaged and proactive in supporting DHS, and CWMS 3.0 will remain top priority for our organization as we navigate these uncertain times. WidePoint's operation and business continuity remains resilient as we successfully weather the government shutdown in late 2025 and the current DHS shutdown. With the current DHS shutdown, we are still seeing activities ongoing for operations and administrations at DHS. Invoices are still being processed, contracts and task orders are continuing to actively be modified, and we have not seen any material slowing of administrative activities. While we have no insight into how long this current shutdown will persist, WidePoint remains well equipped to adapt.

Moving on to some Q4 highlights. We ended on a high note following some of the headwinds experienced during the first half of 2025. As outlined in our Q3 earnings call, the strategic steps taken to stabilize our cost structure, while maintaining staff levels and continuing to invest back into the business positioned us to deliver stronger results during the second half of 2025. Q4 revenues were $42.3 million, Adjusted EBITDA was approximately $460,000, and free cash flow was $335,000, representing the 34th consecutive quarters of positive Adjusted EBITDA, ninth consecutive quarters of positive free cash flow, and growth on a sequential basis. Sequential growth is a trend we expect to continue, especially as we begin to recognize revenue under the SaaS carrier contract and begin to land our DaaS opportunities in the pipeline.

Q4 presented a glimpse into our robust margin-accretive contract pipeline. Back in November, we were awarded a $40 million to $45 million SaaS contract to deploy our ITMS platform for a major mobile telecom carrier. We are progressing through the implementation process at this stage, and we continue to remain on track to begin recognizing the margin-accretive SaaS revenue under this contract starting in the second half of 2026.

As we begin to scale the number of devices managed under this contract, we expect to see notable quarterly enhancements to our margin profile and growth across our bottom line results. Additionally, last October, we announced a managed mobility contract with the U.S. Customs & Border Protection under the CWMS 2.0 contract. This award has a period of performance of one base year and one option period extending through December 2026, with total task order ceiling exceeding $27.5 million. We are pleased to announce the period of performance under this contract started in October, which has supported our Q4 results and will continue to do so for the future quarters. We remain confident in CBP eventually extending the period of performance beyond the one year base period.

An important development over the past several months has been our initiative to transition select existing clients towards an as-a-service model. Jason will expand on the strategy behind this initiative, but we are pleased to share that we are currently working to migrate two IT MSP clients to our DaaS model, which we expect will enhance revenue visibility. While delay in contract award can be frustrating, they are typical in working with large enterprises that are prospective customers for WidePoint. However, we recognize that these processes can take time, often longer than expected, and we remain flexible and responsive as we work to meet our potential future customers' needs and requirements.

We remain hopeful and cautiously optimistic about landing a number of opportunities in our pipeline throughout 2026. We are fully committed to working through any potential headwinds, whether timing-related delays or other external headwinds, and demonstrating to our shareholders the strength and depth of our pipeline.

With that, I'll now hand the call over to Jason, who will provide additional insight into our sales and marketing initiatives. Jason?

Jason Holloway

President-WidePoint Global & Chief Revenue Officer, WidePoint Corp.

Thanks, Jin, and good afternoon, everyone. Over the past several quarters, we continued to highlight the depth and quality of WidePoint's commercial and government pipeline. As we've discussed, the SaaS contract with one of the three major carriers awarded in Q4 served as a major accomplishment and shows the types of opportunities currently in our pipeline. Implementation under this agreement continues to progress. We recently completed a portion of the Minimum Viable Product, or MVP, functionality testing, and are currently awaiting additional datasets from the carrier to complete further functionality testing. Overall, progress remains very positive, and we expect material growth under this agreement over time.

Device as a Service continues to present immense upside potential, and we believe will deliver a compelling ROI as these opportunities materialize. Q4 marked the official opening of our DaaS facility in Columbus, Ohio. Since then, we've begun supporting large mobile equipment configuration and accessory sales, depot maintenance for IT as a Service customers, and device recycling activities. We are pleased to have the infrastructure in place and ready to execute, and we are now awaiting final approvals from the prospective clients to move forward and begin contract performance.

As we've consistently emphasized, these discussions are with large commercial and government enterprises, including several Fortune 100 organizations. While timelines can be extended, we remain cautiously optimistic that a number of these opportunities will convert, which will allow us to finally demonstrate the scale and potential of our DaaS offerings.

Additionally, WidePoint's DaaS offering has the potential to play a role in the upcoming LA 2028 Olympic and Paralympic Games. We are actively in discussions with CDW regarding how WidePoint can support their efforts

as a subcontractor for this large-scale event. As a longtime strategic partner, WidePoint recently supported CDW's activities at the Winter Olympics in Italy, and our solutions align seamlessly with their needs. We look forward to continuing to build on this longstanding partnership and supporting LA 2028 when called upon. We remain confident that our DaaS pipeline will materialize, especially given the value that our solutions provide.

MobileAnchor continues to grow with a number of clients. Specifically, HUD OIG is entering into its second year and expanding our WidePoint-derived credentials. We are also in a MobileAnchor pilot with the DOJ to upgrade their derived credentials to WidePoint's capabilities. Phase 1 of the pilot is for 1,000 credentials with the goal of growing up to 130,000 credentials by 2027.

MobileAnchor is close to getting another pilot with Treasury, duplicating the same scope as the DOJ with the potential for 120,000-derived credentials. We are progressing nicely with the FAA with the goal of getting to 90,000 credentials. Additionally, we're in early discussions with the Department of Energy, consisting of multiple national labs and technology centers. Stay tuned for additional updates.

Lastly, as Jin mentioned, we have begun engaging select clients to begin shifting them towards an as-a-service delivery model. We are receiving very positive feedback from our current customer base that are wanting to make the switch. With WidePoint opening its DaaS logistics facility, this gives us several additional offerings that are once again being very well-received by the current customer base. Stay tuned for additional information on future calls regarding the exciting expansion.

With that, I will now turn the call over to Bob to discuss our financial results. Bob?

Robert J. George

Chief Financial Officer, WidePoint Corp.

Thanks, Jason, and thanks to everyone for joining us today. I'm pleased to share the details of our financial results for the fourth quarter and the full year ending December 31, 2025. Total revenue for the quarter was $42.3 million, an increase of $4.6 million or 12% from the $37.7 million reported for the same period last year. Our full year revenue was $150.5 million, an increase of $8 million or 6% from the $142.6 million reported last year.

I'll now provide a further breakdown of our fourth quarter and full year revenues. Our carrier services revenue for the quarter was $26.8 million, an increase of $2.2 million compared to the same period last year. Carrier services revenue for the year was $91.9 million, an increase of $5.1 million compared to last year. The increase was primarily due to a new task order we received in the fourth quarter from Customs and Border Protection, or CBP, for 30,000 new lines of service.

Our managed services fees for the quarter were $10.5 million, an increase of $1.1 million from the same period last year. This increase was also partially driven by the new CBP task order. For the year, our managed services fees were $39.1 million, an increase of $3.3 million from last year. The increase was primarily a result of implementing a new commercial contract for a US government end customer late in the third quarter of 2024, compared with a full 12 months reflected in 2025, and the task order with CBP in the fourth quarter of 2025.

Billable services fees for the quarter were $1.1 million, and for the year, $5.4 million, both relatively consistent from 2024. Reselling and other services in the fourth quarter was $3.9 million, a $1.2 million increase from last year. The increase reflects underlying growth partially offset in the prior year by non-recurring adjustments. For the year, reselling and other services were $14.2 million, a decrease of $728,000 in the same period last year. The decrease was driven by a partial termination of a software resale contract by a customer. The company has since received a corresponding vendor credit for the refund issued to the government customer. Reselling and

other services are transactional in nature, and the amount and timing of revenue may vary significantly from period to period.

Gross profit for the fourth quarter was $5.8 million or 14% of revenues, compared to $4.8 million or 13% of revenues in the same period 2024. Gross profit for the year was $21 million or 14% of revenues compared to $19 million or 13% of revenues in 2024. The higher gross margin as a percentage of revenues is related to increased gross margin experienced in our managed services.

The more significant metric of gross profit percentage, excluding carrier services, was 38% in the fourth quarter compared to 36% in the same period last year. For the year, gross profit percentage excluding carrier services was 36% compared to 34% last year. Our gross profit percentage will vary from period to period based on our revenue mix. Sales and marketing expenses in the fourth quarter were $747,000 or 2% of revenues, compared to $560,000 or 1% of revenue in the same period last year. Sales and marketing expenses for the year were $2.7 million or 2% of revenues compared to $2.3 million and 2% of revenues last year. We expect to see further dollar increases here as we continue to invest in sales and marketing efforts, though we expect sales and marketing to be lower as a percentage of revenues in the future.

General and administrative expenses in the fourth quarter were $5.2 million or 12% of revenues compared to $4.3 million or 11% of revenues in the same period of 2024. General and administrative expenses in the year were $19.7 million or 13% of revenue compared to $17.6 million or 12% of revenue last year. The dollar increases primarily relate to increases in employee compensation and health insurance costs. We expect general and administrative expenses to increase as our business grows, but to remain constant or lower as a percentage of revenue.

In the fourth quarter, depreciation expense was $648,000 compared to $233,000 in the same period last year. This was driven by a catch-up adjustment identified through a routine asset review, where we determined that certain items previously classified as construction-in-process should have been placed in service earlier, so we aligned depreciation timing accordingly. As a result, the fourth quarter is not indicative of our ongoing run rate and should not be annualized when modeling 2026 depreciation.

Depreciation expense was $1.3 million for the year 2025, compared to $1 million last year. Adjusted EBITDA, a non-GAAP measure for the fourth quarter, was $460,000, compared to $631,000 for the same period last year. Adjusted EBITDA for the year was $1.1 million, compared to $2.6 million last year. The decrease in adjusted EBITDA compared to last year is primarily a result of sales pipeline opportunities shifting to the right, though most of the significant items in the pipeline were ultimately realized.

Free cash flow for the quarter, which we define as Adjusted EBITDA minus capital investments, was $335,000, compared to $593,000 in the same period last year. Free cash flow for the year was $814,000, compared to $2.5 million in the same period last year.

Net loss for the quarter was $849,000, or a loss of $0.09 per share, compared to a net loss of $356,000 and a loss of $0.04 per share for the same period last year. Net loss for the year was $2.8 million, or a loss of $0.28 per share, compared to a net loss of $1.9 million and a loss of $0.21 per share in the same period last year.

Our annual Adjusted EBITDA and free cash flow results were impacted primarily by the first half of 2025, during which we experienced headwinds as several SaaS and DaaS opportunities were pushed to the right.

As Jin and Jason have discussed throughout the call, while we've encountered timing-related delays, these opportunities remain firmly present within our pipeline and have the potential to materially impact Adjusted EBITDA, free cash flow and ultimately position WidePoint to achieve positive EPS over time. In response to these delays, we took deliberate steps to stabilize our cost structure while maintaining staffing levels and continuing to invest in the business, which drove a meaningful improvement in both Adjusted EBITDA and free cash flow during the second half of the year.

For context, during the first six months of 2025, Adjusted EBITDA and free cash flow totaled $276,000 and $155,000 respectively, as compared to Adjusted EBITDA of $804,000 and free cash flow of $659,000 in the second half.

Additionally, we are encouraged by the continued implementation progress under our carrier SaaS contract. While there will be a ramp-up period, our goal is to be fully scaled by the end of 2026. As Jin mentioned, revenue recognition under this contract is expected to begin during the second half of 2026, where we expect to see positive impact toward our margin profile.

Lastly, moving to the balance sheet, we ended the year with $9.8 million in unrestricted cash. We also have additional liquidity options available with our revolving line of credit facility, providing us with $4 million in potential borrowing capacity, although we do not anticipate having to rely on this facility. In addition, WidePoint has plans to file a prospectus to establish an at-the-market offering program or an ATM. This step is a strategic measure designed to enhance financial flexibility and to provide optionality as we continue to execute our growth initiatives.

Importantly, we have no current plans to utilize an ATM program at prevailing market valuations, which we believe do not fully reflect the company's long-term prospects. Further, the establishment of an ATM should not be interpreted as an indication of near-term capital use. Any potential use of the program would be evaluated carefully and undertaken only in connection with clearly defined value-accretive opportunities that support our long-term strategy and enhance shareholder value.

This completes my financial summary. For a more detailed analysis of our financial results, please refer to our Form 10-K, which was filed prior to this call. With that, I'll turn the call back over to Jin.

Jin H. Kang

President, Chief Executive Officer & Director, WidePoint Corp.

Thank you, Bob, and thank you, Jason. To close out the call, I'd like to outline where we will continue to invest time and resources in, which we believe will serve as the key catalyst for future growth. Our near-term focus will continue to remain centered on CWMS 3.0. As DHS operations eventually resume, funding disputes are resolved, and ultimately, as the award is announced, we remain confident that WidePoint will be called upon for the third time. CWMS 3.0 carries a $3 billion contract ceiling over 10 years. This offers the potential for significant revenue visibility over the next decade. In the interim, we will continue to support DHS under the CWMS 2.0 contract, including any additional extension periods that may be issued should CWMS 3.0 award is delayed.

Additionally, our ultimate goal is to further improve our margin profile. We believe our SaaS and DaaS pipeline will play a significant role in supporting these objectives. And through our new initiative to expand as-a-service delivery model within our existing client base, we are proactively driving future margin expansion. In the near-term, continued progress on the implementation of our carrier SaaS contract will be critical. Our team remains optimistic about what 2026 may hold for us and will diligently work to showcase exactly what our pipeline holds for WidePoint.

This concludes our prepared remarks, and we will now take questions from our analysts and major shareholders. Operator, will you please open the call for questions?

QUESTION AND ANSWER SECTION

Operator: Certainly. Everyone at this time we will be conducting a question-and-answer session. [Operator Instructions] Your first question is coming from Barry Sine from Litchfield Hills Research. Your line is live.

Barry M. Sine
Analyst, Litchfield Hills Research LLC

Q

Hello. Good evening, gentlemen. A couple of questions-

Jin H. Kang
President, Chief Executive Officer & Director, WidePoint Corp.

A

Hi, Barry. Good to hear from you. Yeah, go ahead.

Barry M. Sine
Analyst, Litchfield Hills Research LLC

Q

Yeah, likewise. A couple questions, if you don't mind. The first I want to clarify what you've been talking about on the transition on the DaaS awards and just clarify in straightforward language, what exactly are you doing? Looks like you've built a new warehouse in Columbus, Ohio. What were you doing previously for those customers? What are you doing in the future? The other question I have on that is the press release says that you've begun proactively engaging with existing clients, and I thought in the script you said that you've already begun the conversion process with two clients. So I'm a little confused on a couple of points on that.

Jin H. Kang
President, Chief Executive Officer & Director, WidePoint Corp.

A

Sure. No problem. I'll address, those points here. In terms of what we're doing with DaaS, we have a lot of opportunities in our sales pipeline that are – that have a very close, but they have pushed to the right. We thought, several of these we're going to – we were going to capture in 2025, which is now pushing into the 2026. One of the big ones that we talked about is the LA 2028 Olympics and the Paralympics. That's a large opportunity for us, with our partner CDW.

While we're waiting for these opportunities to close, we are in the process of converting some of our IT as a Service customer to a Device as a Service customer. And what that means is that we'll be able to smooth out the revenue streams so that we can have better visibility into those streams, as well as making them more predictable and also making them a little bit more profitable. So we're doing that. And the reason why we're able to do that is because we have invested in our logistics space, our DaaS space, that we leased out in beginning of last year, and we have now completed Phase 1, which is getting all of the construction done and all of the electricity and the computer systems in there and moved our logistics department into that facility. And we finished that, and we had a ribbon-cutting ceremony at the end of last year.

Now we are prepared to start doing all of the depot maintenance, all the logistics services, software configuration, imaging, recycling, all of those things are now moved into that facility. And so we are converting some of our

existing customers to the DaaS model to, one, get more predictability in revenue as well as making them more profitable.

Barry M. Sine
Analyst, Litchfield Hills Research LLC

Q

Just to drill down a little bit more. Previously, under when it was IT as a Service, it was purely software licensing, and so there was nothing physical involved. Now it will actually be physical devices provisioned out of your Columbus warehouse. Is that correct?

Jin H. Kang
President, Chief Executive Officer & Director, WidePoint Corp.

A

Sort of. Our IT as a Service did include hardware, but a lot of the hardware was like a single purchase, very lumpy devices that we had actually purchased for on behalf of our customers, and we implemented them, we managed them, and maintained those devices. But now what we're doing is that we have this depot maintenance capability and have all of the hardware. And so we're managing, 360-degree support services for all of the hardware that we now will provide for our IT as a Service customer.

Barry M. Sine
Analyst, Litchfield Hills Research LLC

Q

And is that lower margin or higher margin now that you're handling more devices?

Jin H. Kang
President, Chief Executive Officer & Director, WidePoint Corp.

A

It will be higher margin, slightly higher, and it will be more predictable because we're not doing tech refreshes on a, like every 12 months or every 18 months. It will be – we will do these tech refreshes on behalf of our customer, and we'll maintain those devices, and we won't have that lumpiness in our hardware sales.

Barry M. Sine
Analyst, Litchfield Hills Research LLC

Q

Okay. My second question is around Spiral 4. You won a major contract. You were one of several carriers with the United States Navy, that was some time ago. We haven't – didn't hear too much about that in today's earnings call. Could you give us an update where we are on Spiral 4?

Jin H. Kang
President, Chief Executive Officer & Director, WidePoint Corp.

A

Yes. We did win that major contract, the Spiral 4 contract and since then, we actually captured eight contracts – eight new task orders underneath it. And I believe the total contract value is roughly $30 million, $31 million in top line. So we are performing on that. And we're in various stages of various task orders that we put proposals in. So we're bullish that we will capture more task orders in 2026.

Barry M. Sine
Analyst, Litchfield Hills Research LLC

Q

And they're still coming in at a somewhat regular basis, the task orders?

Jin H. Kang
President, Chief Executive Officer & Director, WidePoint Corp.

A

Yes. As an IDIQ contract, as old contracts expire, they'll put it out for bid, request for quotes, and then, we'll put in our quotes against other, winners. I think that there were six other winners. And so we will put our proposals in when those RFQs come out and many times, hopefully we'll win more contracts than our competitors.

Barry M. Sine
Analyst, Litchfield Hills Research LLC

Q

Okay. And shifting gears, my last question is more around the balance sheet. You seem to have a high-class problem that you've got almost too much cash. You're almost at $10 million in cash on the books. On a per share basis, that's pretty high. Obviously, you're not going to do a draw on the ATM, which is a very smart idea at this stock price. My guess would be uses of cash, either acquisition. You've done acquisitions in the past, but you've been pretty cautious on pulling the trigger or buybacks. It doesn't sound like this, but it sounds like capital expenditures are going to go down, so we can kind of rule that out. What should we think about the cash? How can we turn that asset on the balance sheet into value for shareholders?

Jin H. Kang
President, Chief Executive Officer & Director, WidePoint Corp.

A

Yeah. So we do have a reasonable amount of cash, and we've been sort of slightly increasing that, our cash balance, over the years. And as you say, we did do an acquisition of ITA back in 2020 with cash that we generated from operations. As you know the federal government has a tendency to shut down every now and then. And so what we have been able to do is to weather those shutdowns by having, what I think Jamie Dimon may have said before, a fortress balance sheet, if you will. And so what we want to do is we want to make sure that we have enough net working capital, and I think we do. We haven't had to draw down on our line of credit in recent memory.

But if there is a protracted shutdown of the federal government or, if there's a slowing of invoice payments as a result of that, we may need the cash. But you're right. We are not going to be using our capital like drunken sailors. We will be judicious about our capital and how we spend it. In terms of, you mentioned, ATM, we don't have any plans to go out and execute any of the sales under that plan because exactly as you say, we have plenty of net working capital.

And we put that out there as a good housekeeping item in case that, we can be opportunistic when certain catalytic events happen, we want to be prepared to be able to raise capital for purposes of acquisition or building a fortress balance sheet.

Barry M. Sine
Analyst, Litchfield Hills Research LLC

Q

It sounds like you got an angry phone call from a drunken sailor with that comment. The last question is cash flow during a government shutdown. Do you still get paid? Well, I know you're still providing the services and they're extending you, but does cash flow in or is that what you're getting at why you're saying you want a fortress balance sheet?

Jin H. Kang
President, Chief Executive Officer & Director, WidePoint Corp.

A

Yes. During government shutdown, sometimes the non-essential personnel, and that usually equate to some administrative staff or people that are processing invoices, and sometimes there is a slowing of the invoice payment, although we haven't experienced that. Bob, did you want to add anything to that?

Robert J. George
Chief Financial Officer, WidePoint Corp.

A

No, I was going to pretty much say what you said, Jin. I mean, we've not seen – I mean, we're monitoring cash daily, and we're seeing kind of same level of inflows there. But, we're just being really careful because you never know if, somebody ends up not going to work and not processing something. So it's a pretty long cycle, right, in terms of creating a bill and sending it, so it could have a downstream effect, so we're just being really careful.

Jin H. Kang
President, Chief Executive Officer & Director, WidePoint Corp.

A

Yeah. We want to make sure that we can weather any of these, slowdowns from the government.

Barry M. Sine
Analyst, Litchfield Hills Research LLC

Q

And just continuing on the cash balance, it has seemed to me in the past what you've said is that, you're still expecting that there may be another large acquisition, so you want to keep your powder dry for that, and you haven't been as aggressive on share buybacks. Is that posture still correct? Is it?

Jin H. Kang
President, Chief Executive Officer & Director, WidePoint Corp.

A

Yeah. I mean, the first order of business is making sure that we have enough net working capital. Two, we want to keep our powder dry in case there is an accretive acquisition that we need to act quickly upon. And I think having being prepared for those, those headwinds in terms of various government shutdown, we want to be prepared for that. We want to be resilient. And hopefully, we'll be able to continue to add to that balance as we continue to operate here. As we close on some of these new opportunities, we should be able to put more cash onto our balance sheet. And we are looking around for potential acquisitions, but, they're far and few in between. So Jason – I mean, Bob, you want to add?

Robert J. George
Chief Financial Officer, WidePoint Corp.

A

Yeah. Barry, I'd also add, growth takes working capital, right? So I mean, we got to be – we don't want to be hamstrung if some of these large or rather when some of these large DaaS opportunities come, there's not a huge amount of initial investment, but just the general working capital drain on growth, we want to make sure we're prepared to deal with that.

Barry M. Sine
Analyst, Litchfield Hills Research LLC

Q

Okay. Thank you very much, gentlemen. Those are my questions.

Jin H. Kang
President, Chief Executive Officer & Director, WidePoint Corp.

A

Thank you, Barry. Always a pleasure.

Operator: Thank you. Your next question is coming from Casey Ryan from WestPark Capital Your line is live.

Casey C. Ryan
Analyst, WestPark Capital

Q

Good afternoon, gentlemen. A pretty good update for what felt like maybe a little bit of a treacherous quarter, just with all the government activity. So I just wanted managed service – or not managed service -I'm sorry carrier services popped up quite a bit, and maybe there were some one-time items, Bob, that you were laying out, but I just wanted to ask about why it was a little bit bigger in the quarter, and it seems like a positive, but I just wanted to understand that number a little bit better to start off with.

Robert J. George
Chief Financial Officer, WidePoint Corp.

A

Yeah. A lot of the quarter was driven by CBP and, there's a managed services component and a carrier services component. So, that's – I don't know the exact number, but most of that sequential growth is CBP.

Casey C. Ryan
Analyst, WestPark Capital

Q

Okay. Okay, great.

Jin H. Kang
President, Chief Executive Officer & Director, WidePoint Corp.

A

Customs and Border Protection. Yeah.

Casey C. Ryan
Analyst, WestPark Capital

Q

Right. And just for those of us who are trying to be good civic students, where does CBP fall? I know it's part of DHS, I think, but is it part of ICE...

Jin H. Kang
President, Chief Executive Officer & Director, WidePoint Corp.

A

Yes.

Casey C. Ryan
Analyst, WestPark Capital

Q

...no, it's separate?

Jin H. Kang
President, Chief Executive Officer & Director, WidePoint Corp.

A

Yeah.

Casey C. Ryan
Analyst, WestPark Capital

Q

It is part of ICE.

Jin H. Kang
President, Chief Executive Officer & Director, WidePoint Corp.

A

No. Customs and Border Protection is a separate component of DHS, and their mission is to handle various customs-related issues versus immigration issues.

Casey C. Ryan
Analyst, WestPark Capital
Q

Got it. Okay. Thank you. I also just going through the 10-K as we're looking. Commercial revenues looked strong in the quarter and, it did grow 6% year-over-year in total. That's an exciting metric, and I think obviously it's sort of -that's the category where we see these higher margin contracts flowing going forward, I think, is that the right way to think about that line item, sort of commercial revenues...

Jin H. Kang
President, Chief Executive Officer & Director, WidePoint Corp.
A

Yes. Yes and no. I mean, we, our efforts have been continuing to, increase our revenues on the commercial side, but at the same time we're also looking at growing the revenues on the federal government side. As we said in the past, we have now paid for our fixed costs. So any new customers that we add on as we go forward is going to be that much more profitable.

Casey C. Ryan
Analyst, WestPark Capital
Q

Right.

Jin H. Kang
President, Chief Executive Officer & Director, WidePoint Corp.
A

Like the contractor, the carrier contract that we signed with one of the big threes, that will be all commercial revenue, and it will be fairly high revenue as well, high margin revenue.

Casey C. Ryan
Analyst, WestPark Capital
Q

Right.

Jin H. Kang
President, Chief Executive Officer & Director, WidePoint Corp.
A

We are also adjusting some of our rates on our federal government customers as well to adjust for the various, inflationary things that happened over the last four or five years. And so as we add on new customers, we will be that much more, profitable. Our gross margins – our goal has always been to – non-carrier services revenue, our goal has always been to get to near 50% in gross margins. And so it t was good to see that, our gross margin went from, 33% and change to like 38%, I believe, in Q4. So we're continuing to make progress towards that.

Casey C. Ryan
Analyst, WestPark Capital
Q

Yeah. Well, no. And that's kind of, I guess, what I'm really focusing in on, it's really tremendous progress. So if we track this commercial revenue line do you feel like 2026, not to put guidance out there, but it feels like if some of these things break your way, it could be a pretty strong growth year for that revenue line, commercial revenue specifically.

Jin H. Kang
President, Chief Executive Officer & Director, WidePoint Corp.

A

Yes. And so Bob just reminded me that the commercial line is one of these large integrators that doing our identity management for. And so we should see more of that, as Jason mentioned about the MobileAnchor opportunities and those things will be – some of them will be commercial. Of course, all of the carrier contracts that we have is going to be commercial. So we should see, continued increase in our, commercial revenues. And of course, we got the CWMS 3.0. That again, if that happens this year, hopefully it'll happen in the next couple three weeks, hopefully. The DHS will be back, they'll be fully funded and the award announcement made and if that happens as well as some of these DaaS opportunities, it will be a great 2026.

Casey C. Ryan
Analyst, WestPark Capital

Q

Yeah. Well, I mean, certainly just playing with Excel, we can get ourselves in trouble, but we can see that, the margin contributions will be, very positive, right?

Jin H. Kang
President, Chief Executive Officer & Director, WidePoint Corp.

A

Right. Absolutely.

Casey C. Ryan
Analyst, WestPark Capital

Q

So just to be quick, if the government shutdown ends, I know in the past you guys have tended to put out annual revenue guidance, and you've sort of backed away from that just given the uncertainty around this. But if all the shutdowns end then we get back to a more normalized period, do you think it would be your preference to kind of reinstate that at some point, say after Q1 or Q2 to sort of offer out sort of a full year annual guidance number?

Jin H. Kang
President, Chief Executive Officer & Director, WidePoint Corp.

A

Yeah, that's a great question. And our normal process have been to provide guidance in our Q1 call, usually May,...

Casey C. Ryan
Analyst, WestPark Capital

Q

Okay.

Jin H. Kang
President, Chief Executive Officer & Director, WidePoint Corp.

A

...middle of May. We're planning to do so, and we're hopeful that, by middle of May, Congress would have acted and would have approved the DHS full funding for DHS. And then the CWMS 3.0 announcement will be made, and we'll be able to provide a pretty accurate guidance. But in absence of that, we may have to delay full year guidance until perhaps, after Q1. And so – but we're hopeful to provide guidance, as I said, in our Q1 call.

Casey C. Ryan
Analyst, WestPark Capital

Q

Okay, okay, great. And then sorry for the long list of questions. I just wanted to ask actually about a press release you guys put out. I think it's dated February 18. It was sort of for a bottler, but it was for managed services sort of

enterprise, hardware and software contract. I just wanted to ask about that and see, is that sort of for mobile devices only or does that sort of broader and more inclusive? Because I thought it was a real exciting commercial type win.

Jin H. Kang
President, Chief Executive Officer & Director, WidePoint Corp.

A

Hey, Jason, do you want to take that?

Jason Holloway
President-WidePoint Global & Chief Revenue Officer, WidePoint Corp.

A

Yeah, I'll take that. Hey, Casey. No, it's not for mobile device. That is under our IT MSP or as-a-service group. So it's a mix of a number of things. And as we said in our prepared remarks, we're going back and we're actually trying to get some of these folks to make the switch over to the Device as a Service. So we're very excited about that opportunity, and we have a lot of momentum in that area. But yeah, so just stay tuned because that particular account is scheduled to grow in the second half of 2026. So we're cautiously optimistic that it's moving in the positive direction.

Casey C. Ryan
Analyst, WestPark Capital

Q

Okay. Terrific. And so sort of the like contract awards in this segment, is that kind of a one-year or is it a multi-year type? Just so we understand what the dollar is being like, a lot of your government contracts, right, are sort of much longer in duration, but maybe on the commercial side, it's just one year or maybe it's three years, I don't know.

Jason Holloway
President-WidePoint Global & Chief Revenue Officer, WidePoint Corp.

A

No. This particular contract is a one year, but our typical commercial contracts are anywhere between three or five years, but this particular one is a one year and like I said, we hope to grow this in the second half, and if we do, then that will turn into a multi-year award.

Casey C. Ryan
Analyst, WestPark Capital

Q

Yeah. Well, it's just a great proof point over on the commercial side for what you guys are able to do. So I just thought it was worth digging into a little bit. It seems very positive.

Jin H. Kang
President, Chief Executive Officer & Director, WidePoint Corp.

A

Yeah. We're making – that's one of our priorities to continue to grow our side. So that as we diversify our revenue sources from commercial and government, when there is a shutdown or some other things that happen in the federal side, we can weather those things a little bit better. And we made a conscious effort to continue to push to grow the government side as well as grow – I mean the commercial side as well as growing the government side.

Casey C. Ryan
Analyst, WestPark Capital

Q

Yeah. Well, thank you for taking my questions. I think with all the headwinds, it's a really super quarter and the outlook looks very positive for 2026. Thank you.

Jin H. Kang
President, Chief Executive Officer & Director, WidePoint Corp.

A

Great. Thank you, Casey.

Operator: Thank you. At this time, this concludes our question-and-answer session. If your question was not taken, please contact WidePoint's IR team at wyy@gateway-grp.com. I'd now like to turn the call back over to Mr. Jin Kang for his closing remarks.

Jin H. Kang
President, Chief Executive Officer & Director, WidePoint Corp.

Thank you, operator. We appreciate everyone taking the time to join us today. As the operator mentioned, if there were any questions that we did not address today, please contact our IR team. And you can find their full contact information at the bottom of today's earnings release. Thank you again, and have a great evening.

Operator: Thank you for joining us today for WidePoint's fourth quarter and full year 2025 conference call. You may now disconnect.